UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 1, 2007



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election
of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
(a)	Not applicable
(b)	In conjunction with its regularly scheduled meeting on
December 12, 2006, the Board of Directors of Kentucky Bank (the "Bank") announced the retirement of Dr. James L. Ferrell from the Bank's Board of Directors effective January 1, 2007. In addition, the Board announced plans for Edwin Saunier to replace Dr. Ferrell as a Director of the Bank Board, effective January 1, 2007. The Bank is the Registrant's sole operating subsidiary.
On November 14, 2006 in conjunction with its regularly scheduled meeting, the Board of Directors of Kentucky Bancshares, Inc. (the "Registrant") announced plans for Edwin Saunier to become a Director of the Registrant's Board effective January 1, 2007. Mr. Saunier will be filling the vacancy left upon Dr. Ferrell's retirement on January 1, 2005, and will be up for election in 2009.
(c) Not applicable.
(d) (1) 	See Item 5.02(b) above.
	(2)	There is no arrangement or understanding between Mr.
Saunier and other persons pursuant to which he was named a director.
He does not have an employment agreement with either the Bank or the
Registrant.
	(3)	Mr. Saunier has been appointed to the Audit and the Risk
Management Committee of the Board of Directors.
	(4)	Not applicable.
	(5)	Mr. Saunier will be compensated on a basis similar to
that of other members of the Registrant's Board of Directors.
 (e)	Not applicable.
 (f)	Not applicable.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: January 8, 2007               By      /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer